POWER OF ATTORNEY

        The undersigned hereby appoints
Michael W. Conron, Sean E. Dempsey, and Mark A.
Shelnitz as his or her true and lawful
attorneys-in-fact for the purpose of signing
Statements on Forms 3, 4 and 5, and all amendments thereto, to be filed with the Securities and Exchange Commission with respect to the holdings, and future changes in such holdings, for the undersigned in securities of GCP Applied
Technologies Inc., for the term in which he or she is a director or officer of GCP Applied
Technologies Inc. Each of such attorneys-in-fact is appointed with full power to act without the other.


                        /s/ A. Hudson La Force III
                        (signature)


                        A. Hudson La Force III
                        (printed name)





Dated:     January 12, 2016